Exhibit 4.1

BRUNSWICK CORPORATION, as Issuer THE SUBSIDIARY GUARANTORS PARTIES HERETO
4.625% Senior Notes due 2021

FIRST SUPPLEMENTAL INDENTURE
Dated as of May 22, 2014

U.S. BANK NATIONAL ASSOCIATION
as Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is entered into as of May 22, 2014, by and among Brunswick Corporation, a Delaware corporation (the “Issuer”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture (as defined below).
W I T N E S S E T H:
WHEREAS, the Issuer, the Subsidiary Guarantors party thereto and the Trustee have heretofore executed and delivered the Indenture dated as of May 13, 2013 (the “Indenture”) providing for the issuance by the Issuer of its 4.625% Senior Notes due 2021 (the “Securities”);
WHEREAS, Section 9.1(vi) of the Indenture and paragraph 13 of the Securities provide that the Issuer, the Subsidiary Guarantors and the Trustee may supplement or amend the Indenture and the Securities without notice to or consent of any Holder to surrender any right or power conferred upon the Issuer in the Indenture;
WHEREAS, the Issuer desires to amend the Indenture and the Securities to surrender the right to redeem up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings pursuant to Section 5.1(c) of the Indenture and clause (c) of paragraph 6 of the Securities; and
WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.
NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:
SECTION 1.    Amendments.
(a)    The Indenture is hereby amended as follows:
(i)    Clause (a) of Section 5.1 is amended to delete the phrase “pursuant to clauses (b) and (c) of this Section 5.1” and to insert the phrase “pursuant to clause (b) of this Section 5.1” in the place thereof.
(ii)    Clause (c) of Section 5.1 is amended and restated in its entirety to read as follows: “[Reserved].”
(b)    The Securities are hereby amended as follows:

(i)    Clause (a) of paragraph 6 is amended to delete the phrase “pursuant to clauses 6(b) and 6(c) hereof” and to insert the phrase “pursuant to clause 6(b) hereof” in the place thereof.
(ii)    Clause (c) of paragraph 6 is amended and restated in its entirety to read as follows: “[Reserved].”
SECTION 2. Reference to and Effect on the Indenture and the Securities. This Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. The amendment to the Securities effected by this Supplemental Indenture shall be effective regardless of whether or not such amendment is noted or reflected on the Global Security or any other Definitive Security representing the Securities.
SECTION 3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 4. Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.
SECTION 5. Trustee Disclaimer; Trust. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer in this Supplemental Indenture or in any document issued in connection with this Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.
SECTION 6.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 7. Headings. The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this

Supplemental Indenture and in no way modify or restrict any of the terms and provisions of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BRUNSWICK CORPORATION

By:_________________________
Name: Randall S. Altman
Title: Vice President and Treasurer

ATTWOOD CORPORATION
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

BOSTON WHALER, INC.
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

BRUNSWICK COMMERCIAL & GOVERNMENT PRODUCTS, INC.
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

BRUNSWICK FAMILY BOAT CO. INC.
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

BRUNSWICK LEISURE BOAT COMPANY, LLC
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

LAND ‘N’ SEA CORPORATION
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

LAND ‘N’ SEA DISTRIBUTING, INC.
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

LUND BOAT COMPANY
as Subsidiary Guarantor
By:_________________________
Name: Randall S. Altman
Title: Assistant Treasurer

SEA RAY BOATS, INC.
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Assistant Treasurer

BRUNSWICK BOWLING & BILLIARDS CORPORATION
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Treasurer

LEISERV, LLC.
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: President

LIFE FITNESS, INC.
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Vice President and Treasurer

LIFE FITNESS INTERNATIONAL SALES, INC.
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Vice President and Treasurer

MARINE POWER INTERNATIONAL PTY. LIMITED
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Assistant Treasurer

MARINE POWER INTERNATIONAL LIMITED
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Treasurer

BRUNSWICK MARINE IN EMEA, INC.
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Assistant Treasurer

BRUNSWICK INTERNATIONAL LIMITED
as Subsidiary Guarantor
By: _________________________
Name: Randall S. Altman
Title: Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:______________________________
Name:
Title: